                                                                    EXHIBIT 10.4

================================================================================

                       PREFERRED STOCK PURCHASE AGREEMENT

                                      among

                                 PROXICOM, INC.

                                       and

                                    JACK KEMP

                               THEODORE J. LEONSIS

                                  JOHN MCKINLEY

                           THE WASHINGTON POST COMPANY

                       GENERAL ATLANTIC PARTNERS 52, L.P.

                       GAP COINVESTMENT PARTNERS II, L.P.,

                            THE MARIO M. MORINO TRUST

                                       and

                       GE CAPITAL EQUITY INVESTMENTS, INC.

                         ------------------------------

                             Dated: February 1, 1999

                         ------------------------------


================================================================================

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE 1  DEFINITIONS......................................................1
1.1 DEFINITIONS.............................................................1
1.2 ACCOUNTING TERMS; FINANCIAL STATEMENTS..................................7
ARTICLE 2 PURCHASE AND SALE OF PREFERRED STOCK AND COMMON STOCK.............7
        2.1 Purchase and Sale of Preferred Stock............................7
        2.3 Use of Proceeds from Purchased Preferred Shares.................8
        2.4 Closing ........................................................8
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................8
        3.1 Corporate Existence and Power...................................8
        3.2 Authorization; No Contravention.................................9
        3.3 Governmental Authorization; Third Party Consents................9
        1.3 Binding Effect..................................................9
        3.5 Litigation......................................................9
        3.6 Compliance with Laws............................................10
        3.7 CAPITALIZATION..................................................10
        3.8 No Default or Breach; Contractual Obligations; Insurance........11
        3.9 FIRPTA..........................................................11
        3.10 Financial Statements...........................................11
        3.11 Taxes..........................................................12
        4.12 No Material Adverse Change; Ordinary Course of Business........12
        3.13 Private Offering...............................................12
        3.14 Title to Assets................................................13
        3.15 Liabilities....................................................13
        3.16 Intellectual Property..........................................13
        3.17 Trade Relations; Computer Systems..............................15
        3.18 Broker's, Finder's or Similar Fees.............................15
        3.19 Labor Relations................................................15
        3.20 Pension and Benefit Plans......................................16
        3.21 Leases.........................................................16
        3.22 Subsidiaries...................................................16
        3.23 Disclosure.....................................................16
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................17
        4.1 Existence and Power.............................................17
        4.2 Authorization; No Contravention.................................17
        4.3 Governmental Authorization; Third Party Consents................17
        4.4 Binding Effect..................................................17

\

        4.5 Purchase for Own Account........................................18
        4.6 Restricted Securities...........................................19
        4.7 Accredited Investor Status......................................19
        4.8 Litigation......................................................19
        4.9 Broker's, Finder's or Similar Fees..............................19
ARTICLE 5 CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE............20
        5.1 Representations and Warranties..................................20
        5.2 Compliance with this Agreement..................................20
        5.3 Secretary's Certificate.........................................20
        5.4 Officer's Certificate...........................................20
        5.5 Documents.......................................................20
        5.6 Filing of Certificate of Designations...........................21
        5.7 Purchased Shares................................................21
        5.8 Stockholders Agreement..........................................21
        5.9 Registration Rights Agreement...................................21
        5.10 Approval of Counsel to the Purchaser...........................21
        5.11 Consents and Approvals.........................................21
        5.12 No Material Judgment or Order..................................21
        5.13 No Litigation..................................................22
        5.14 Opinions.......................................................22
ARTICLE 6 CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE..............22
        6.1 Representations and Warranties..................................22
        6.2 Compliance with this Agreement..................................22
        6.3 Officers' Certificate...........................................22
        6.4 Payment of Purchase Price.......................................22
        6.5 Stockholders' Agreement.........................................23
        6.6 Registration Rights Agreement...................................23
        6.7 Approval of Counsel to the Company..............................23
        6.8 Consents and Approvals..........................................23
        6.9 No Material Judgment or Order...................................23
        6.10 No Litigation..................................................23
ARTICLE 7 INDEMNIFICATION...................................................23
        7.1 Indemnification.................................................23
        7.2 Notification....................................................24
        7.3 Limitations on Indemnification..................................25
ARTICLE 8 AFFIRMATIVE COVENANTS.............................................25
        8.1 Preservation of Existence.......................................26
        8.2 Financial Statements and Other Information......................26
        8.3 Reservation of Common Stock and Preferred Stock.................27
        8.4 Compliance with Laws............................................27
        8.5 Insurance.......................................................27
        8.6 Books and Records...............................................27

        8.7 Directors and Officers' Liability Insurance.....................27
        9.1 Survival of Representations and Warranties......................28
        9.2 Notices.........................................................28
        9.3 Successors and Assigns; Third Party Beneficiaries...............30
        9.4 Amendment and Waiver............................................30
        9.5 Counterparts....................................................31
        9.6 Headings........................................................31
        9.7 GOVERNING LAW...................................................31
        9.8 Severability....................................................31
        9.9 Rules of Construction...........................................31
        9.10 Entire Agreement...............................................31
        9.11 Fees...........................................................32
        9.12 Publicity......................................................32
        9.13 Further Assurances.............................................32
        9.14 Confidentiality................................................32

                                    EXHIBITS

A              Certificate of Incorporation
B              By-laws
C              Form of Certificate of Designations
D              Stockholders Agreement
E              Form of Registration Rights Agreement
F              Form of Amendment No. 3 to Stockholders Agreement
G              Form of Opinion of Company's Counsel

The Exhibits and Schedules to this Preferred Stock Purchase Agreement are not included with this Registration Statement on Form S-1. The Registrant will provide these Exhibits and Schedules upon the request of the Securities and Exchange Commission.

                            SCHEDULES

2.1             Purchased Preferred Shares and Purchase Price
3.1(c)          Jurisdictions in which Company Leases or Owns Properties
3.3             Governmental Authorizations; Third Party Consents
3.5             Litigation
3.7             Options, Warrants, Conversion Privileges, Subscription
                or Purchase Rights or Other Rights; List of Subsidiaries
3.8             Defaults
3.11            Taxes
3.12            Transactions Outside the Ordinary Course of Business
3.14            Title to Assets of the Company
3.15            Liabilities
3.16(a)(ii)     Trademarks, Service Marks, Trade Names and Registered
                Copyrights Owned by the Company and Applications therefor
3.16(a)(iii)    Intellectual Property Licenses under which the Company is a
                Licensor or Licensee
3.16(a)(iv)     Infringements of the Company
3.16(a)(v)      Intellectual Property Litigation
3.16(b)            Infringement or Violations of Intellectual Property Rights
3.16(d)            License Agreements which require a Material Royalty Payment
3.17            Trade Relations

                       PREFERRED STOCK PURCHASE AGREEMENT

       PREFERRED STOCK PURCHASE AGREEMENT, dated as of February 1, 1999 (this "Agreement"), among PROXICOM, INC., a Delaware corporation (the "Company"), and Jack Kemp ("Kemp"), Theodore J. Leonsis ("Leonsis"), John McKinley ("McKinley"), The Washington Post Company, a Delaware corporation ("WPC"), General Atlantic Partners 52, L.P., a Delaware limited partnership ("GAP LP"), GAP Coinvestment Partners II, L.P., a Delaware, limited partnership ("GAP Coinvestment"), The Mario M. Morino Trust ("Morino Trust"), and GE Capital Equity Investments, Inc., a Delaware corporation ("GE Capital Equity") (Kemp, Leonsis, McKinley, WPC, GAP LP, GAP Coinvestment, Morino Trust, and GE Capital Equity, hereinafter are referred to individually as a "Purchaser" and collectively as the "Purchasers").

       WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Purchasers for an aggregate purchase price of $7,310,000, an aggregate of 1,218,333 shares, par value $.01 per share, of Series D Convertible Preferred Stock of the Company (the "Preferred Stock").

       WHEREAS, each share of Preferred Stock is convertible (subject to adjustment) into one share, par value $.01 per share, of Common Stock of the Company.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 DEFINITIONS

       1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

       "Affiliate" shall mean, with respect to any Person, any other Person who controls, is controlled by or is under common control with such Person.

       "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

       "Amendment No. 3 to Stockholders Agreement" means Amendment No. 3 to Amended and Restated Stockholders Agreement, substantially in the form attached hereto as Exhibit F.

       "Board of Directors" means the Board of Directors of the Company.

       "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

       "By-laws" means the by-laws of the Company as in effect as of the Closing Date substantially in the form attached hereto as Exhibit B.

       "Capital Lease Obligations" of any Person shall mean, as of the date of determination, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

       "Certificate of Designations" means the Certificate of Designations with respect to the Preferred Stock adopted by the Board of Directors and filed with the Secretary of State of the State of Delaware on or before the Closing Date substantially in the form attached hereto as Exhibit C.

       "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as the same may have been amended and as in effect as of the Closing Date substantially in the form attached hereto as Exhibit A.

       "Claims" has the meaning set forth in Section 3.5 of this Agreement.

       "Closing" has the meaning set forth in Section 2.3 of this Agreement.

       "Closing Date" has the meaning set forth in Section 2.3 of this Agreement.

       "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

       "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

       "Common Stock" means Common Stock, par value $.01 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

       "Common Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable for shares of Common Stock, including, without limitation, the Preferred Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock.

       "Common Stock Purchase Agreement" means the Stock Purchase Agreement of even date herewith among the Company, the stockholders of the Company named therein, and the Purchasers.

       "Company" has the meaning assigned to such term in the recital to this Agreement.

       "Condition of the Company" means the assets, business, properties, operations or financial condition of the Company, taken as a whole.

       "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

       "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

       "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all laws promulgated pursuant thereto or in connection therewith.

       "Environmental Laws" means federal, state, local and foreign laws, principles of common law, civil law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

       "FBR" means FBR Venture Capital Managers Inc., a Delaware corporation.

       "Fernandez" means Raul Fernandez.

       "Financial Statements" has the meaning set forth in Section 3.10.

       "GAAP" means generally accepted accounting principles in effect from time to time.

       "GAP Coinvestment I" means GAP Coinvestment Partners, L.P., a New York limited partnership.

       "GAP 34" means General Atlantic Partners 34, L.P., a Delaware limited partnership.

       "GE Capital" means General Electric Capital Corporation, a New York corporation.

       "GE Capital Equity" means GE Capital Equity Investments, Inc., a Delaware corporation.

       "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       "IBIS Stockholders" means, collectively, Brenda Wong, Scott McDonald and Vincent Hoenigman.

       "Indebtedness" means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.

       "Internet Assets" means any internet domain names and other computer user identifiers and any rights in and to sites on the Worldwide Web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

       "Kemp" means Jack Kemp.

       "Leonsis" means Theodore J. Leonsis.

       "Liabilities" has the meaning set forth in Section 3.15 of this Agreement.

       "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

       "Mask Works" means any mask works and registrations and applications for registrations thereof.

       "McKinley" means John McKinley.

       "Morino Trust" means The Mario M. Morino Trust.

       "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

       "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

       "Preferred Stock" has the meaning assigned to such term in the recital to this Agreement.

       "Purchased Preferred Shares" has the meaning set forth in Section 2.1 of this Agreement.

       "Purchasers" mean, collectively, Kemp, Leonsis, McKinley, WPC, GAP LP, GAP Coinvestment, Morino Trust, and GE Capital Equity.

       "Registration Rights Agreement" means the Second Amended and Restated Registration Rights Agreement dated the date hereof among the Company, GAP LP, GAP 34, GAP Coinvestment I, GAP Coinvestment, Fernandez, Morino Trust, FBR, GE Capital, the IBIS Stockholders, GE Capital Equity, Kemp, Leonsis, McKinley, and WPC.

       "Requirements of Law" means, as to any Person, any foreign or domestic law, statute, treaty, rule, regulation, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

       "Securities" means the Purchased Preferred Shares and the shares of Common Stock issuable upon conversion of the Purchased Preferred Shares.

       "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

       "Series A Preferred Stock" means the Series A Convertible Preferred Stock of the Company, par value $.01 per share.

       "Series B Preferred Stock" means the Series B Convertible Preferred Stock of the Company, par value $.01 per share.

       "Series C Preferred Stock" means the Series C Convertible Preferred Stock of the Company, par value $.01 per share.

       "Software" means any computer software programs, source code, object code and manuals and other written material with respect thereto.

       "Stockholders Agreement" means, collectively, the Amended and Restated Stockholders Agreement, dated February 20, 1997, among the Company, Fernandez, GAP 34, GAP Coinvestment I, Morino Trust and FBR, as amended by Amendment No. 1, dated November 24, 1997, among the Company, Fernandez, GAP 34, GAP Coinvestment I, Morino Trust, FBR and GE Capital, and as further amended by Amendment No. 2, dated August 21, 1998, among the Company, Fernandez, GAP 34, GAP Coinvestment I, Morino Trust, FBR, GE Capital, and the IBIS Stockholders, in the form attached hereto as Exhibit D.

       "Subsidiaries" means, as to any Person, a corporation, partnership, limited liability company or other entity of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person.

       "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

       "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

       "Transaction Documents" means collectively, this Agreement, the Common Stock Purchase Agreement, the Certificate of Designations, Amendment No. 3 to Stockholders Agreement, the Stockholders Agreement, and the Registration Rights Agreement.

       "WPC" means The Washington Post Company, a Delaware corporation.

       1.2 Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

ARTICLE 2 PURCHASE AND SALE OF PREFERRED STOCK

       2.1 Purchase and Sale of Purchased Preferred Shares. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees that such Purchaser will purchase from the Company, on the Closing Date, the aggregate number of shares of Preferred Stock set forth opposite such Purchaser's name on Schedule 2.1 hereto, for the aggregate purchase price set forth opposite such Purchaser's name on Schedule
2.1 hereto (all of the shares of Preferred Stock being purchased pursuant hereto being referred to herein as the "Purchased Preferred Shares"). The Purchased Preferred Shares shall have the preferences and rights set forth in the Certificate of Designations.

       2.2 Use of Proceeds from Purchased Preferred Shares. The Company shall use the proceeds from the sale of the Purchased Preferred Shares for working capital purposes.

       2.3 Closing. The closing of the sale and purchase of the Purchased Preferred Shares (the "Closing") shall take place at the offices of Hogan & Hartson, at 10:00 a.m., local time, on the date hereof, or at such other time, place and date that the Company and the Purchasers purchasing a majority of the Purchased Preferred Shares may agree in writing (the "Closing Date"). On the Closing Date, the Company shall deliver to each Purchaser a stock certificate or stock certificates representing the Purchased Preferred Shares against delivery by such Purchaser to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to each of the Purchasers as follows:

       3.1 Corporate Existence and Power. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of the Commonwealth of Virginia, the District of Columbia, the State of New York, the State of Illinois, the State of Texas and Germany; and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents. Except as set forth on Schedule 3.1(c), the Company does not file (and is not required to file) any franchise, income or other tax returns in any other jurisdiction other than set forth in clause (c) above based upon the ownership or use of property in other jurisdictions or the derivation of income therefrom. Except as set forth on Schedule 3.1(c), the Company and its Subsidiaries do not own, lease or operate property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions referred to in clause (c) above.

       3.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, the sale, issuance and delivery of the Securities, (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws, or any amendment thereof; (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company, or any Requirement of Law applicable to the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company. Neither the Company nor any of its Subsidiaries has previously entered into any Contractual Obligation which is currently in effect or by which the Company or such Subsidiary is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by the Company in this Agreement and each of the other Transaction Documents.

       3.3 Governmental Authorization; Third Party Consents. Except as set forth in Schedule 3.3, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Securities) by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents or the transactions contemplated hereby and thereby.

       3.4 Binding Effect. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

       3.5 Litigation. Except as set forth on Schedule 3.5, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or the Subsidiaries which would, if adversely determined, have a material adverse effect on (a) the Condition of the Company or (b) the ability of the Company to perform its obligations under this Agreement or any of the other Transaction Documents. No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

       3.6 Compliance with Laws.

              (a) The Company is in compliance with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company in all respects, except to the extent that the failure to comply with such Requirements of Law or Orders would not have a material adverse effect on the Condition of the Company.

              (b) (i) The Company has all licenses, permits, orders and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company as presently conducted, except to the extent that the failure to have such Permits would not have a material adverse effect on the Condition of the Company; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit.

              (c) No material expenditure is presently required by the Company to comply with any existing Requirement of Law or Order.

              (d) The property, assets and operations owned or leased by the Company are in compliance in all material respects with all applicable Environmental Laws, while so owned or leased.

       3.7 CAPITALIZATION. ON THE CLOSING DATE, AFTER GIVING EFFECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE COMMON STOCK PURCHASE AGREEMENT, THE AUTHORIZED CAPITAL STOCK OF THE COMPANY, AND THE NUMBER OF SHARES OF CAPITAL STOCK ISSUED AND OUTSTANDING, SHALL BE AS SET FORTH IN SCHEDULE 3.7. THE COMPANY HAS RESERVED AN AGGREGATE OF 1,218,333 SHARES OF COMMON STOCK FOR ISSUANCE UPON CONVERSION OF THE PURCHASED PREFERRED SHARES. EXCEPT AS SET FORTH ON SCHEDULE 3.7, THERE ARE NO OPTIONS, WARRANTS, CONVERSION PRIVILEGES, SUBSCRIPTION OR PURCHASE RIGHTS OR OTHER RIGHTS PRESENTLY OUTSTANDING TO PURCHASE OR OTHERWISE ACQUIRE (x) ANY AUTHORIZED BUT UNISSUED, UNAUTHORIZED OR TREASURY SHARES OF THE COMPANY'S CAPITAL STOCK, (y) ANY COMMON STOCK EQUIVALENTS OR (z) OTHER SECURITIES OF THE COMPANY. THE PURCHASED PREFERRED SHARES ARE DULY AUTHORIZED, AND, ASSUMING THE ACCURACY OF THE REPRESENTATIONS AND WARRANTIES OF EACH OF THE PURCHASERS SET FORTH IN SECTIONS 4.6 AND 4.7, WHEN ISSUED AND SOLD TO SUCH PURCHASER AFTER PAYMENT THEREFOR, WILL BE VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE AND WILL BE ISSUED IN COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE PURCHASED PREFERRED SHARES ARE DULY AUTHORIZED AND, WHEN ISSUED IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND THE CERTIFICATE OF DESIGNATIONS, WILL BE

VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE AND WILL BE ISSUED IN COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, INCLUDING, WITHOUT LIMITATION, THE SHARES OF COMMON STOCK BEING PURCHASED AND SOLD PURSUANT TO THE COMMON STOCK PURCHASE AGREEMENT, ARE ALL DULY AUTHORIZED, VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE, AND WERE ISSUED IN COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE COMPANY HAS NO SUBSIDIARIES OTHER THAN AS SET FORTH ON SCHEDULE 3.7.

       3.8 No Default or Breach; Contractual Obligations; Insurance. Except as set forth in Schedule 3.8, the Company has not received notice of, and is not in default under, or with respect to, any Contractual Obligation in any respect, which, individually or together with all such defaults, could have a material adverse effect on (i) the Condition of the Company or (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents. The Company maintains directors and officers' liability insurance covering certain claims against the directors and officers of the Company, and such insurance is in full force and effect. Such policy provides annual coverage of $3,000,000 for such claims (including defense costs).

       3.9 FIRPTA. The Company is not a "foreign person" within the meaning of
Section 1445 of the Code.

       3.10 Financial Statements. The Company has delivered to the Purchasers its (i) audited financial statements (balance sheet and statements of operations, cash flows and stockholders' equity, together with the notes thereto) for the fiscal years ended and as at December 31, 1997, December 31, 1996 and December 31, 1995 (the "Audited Financial Statements"), and (ii) its unaudited financial statements (balance sheet and statement of operations) for the fiscal quarters ended and as at March 31, 1998, June 30, 1998 and September 30, 1998 and a draft of the financial statements (balance sheet and statements of operations, cash flows and stockholders' equity, together with the notes thereto) for the fiscal year ended and as at December 31, 1998 (the "Unaudited Financial Statements"; the Audited Financial Statements and Unaudited Financial Statements being collectively referred to as the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the Unaudited Financial Statements do not contain footnotes or typical year-end adjustments. The Financial Statements present fairly the financial position, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated, subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments.

       3.11 Taxes. (i) The Company and each Subsidiary has paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, "Taxes" or, individually, a "Tax") which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by the Company and each Subsidiary in connection with any such Taxes, and shall timely pay any Taxes including additions, interest and penalties, required to be paid by the Company and each Subsidiary on, before or after the date hereof; (ii) the Company and each Subsidiary has timely filed returns for Taxes that the Company and each Subsidiary is required to file on and through the date hereof, and shall timely file all returns for Taxes that the Company and each Subsidiary are required to file after the date hereof; (iii) with respect to all Tax returns of the Company, (x) except as set forth in Schedule 3.11, to the knowledge of the Company, there is no unassessed tax deficiency proposed or threatened against the Company and (y) except as set forth in Schedule 3.11, no audit is in progress and no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (iv) except as set forth in Schedule 3.11, the Company has not agreed nor is it required to make any adjustments under Section 481(a) of the Code by reason of a change in accounting methods or otherwise; and (v) all provisions for income and other Tax liabilities of the Company with respect to the Financial Statements have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company attributable to periods prior to or ending on December 31, 1996 and December 31, 1997 have been adequately provided for on the Financial Statements. Schedule 3.11 sets forth the status of federal income tax audits and state, local and foreign tax audits of the Tax returns of the Company for each taxable year for which the statute of limitations has not expired.

       3.12 No Material Adverse Change; Ordinary Course of Business. Since December 31, 1997, there has not been any material adverse change, nor to the knowledge of the Company is any such change threatened, in the Condition of the Company. To the knowledge of the Company there is no material adverse change threatened with respect to the prospects of the Company, taken as a whole. Except as set forth on Schedule 3.12, since December 31, 1997, the Company has not participated in any transaction or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders, except out of the earnings of the Company.

       3.13 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Preferred Shares. No registration of the Securities, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Securities. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Securities or any other security of the Company so as to require the registration of the Securities pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Securities or other security is so registered.

       3.14 Title to Assets. Except as set forth on Schedule 3.14, the Company owns and has good, valid, marketable and insurable title to all of its properties and assets used in its business and reflected as owned on the Financial Statements or so described in any Schedule hereto (collectively, the "Assets"), in each case free and clear of all Liens, except for (a) Liens specifically described on the notes to the Financial Statements, (b) the Liens set forth and described in Schedule 3.14, and (c) Liens on Assets which Liens individually or in the aggregate are not material to the Condition of the Company.

       3.15 Liabilities. Except as set forth on Schedule 3.15, the Company has no obligation or liability ("Liabilities") other than (i) Liabilities fully and adequately reflected or reserved against on the Financial Statements, (ii) Liabilities not required by GAAP to be set forth on the Financial Statements and
(iii) Liabilities incurred since December 31, 1997 in the ordinary course of business. The Company has no knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Company except in the ordinary course of business or as otherwise set forth on Schedule 3.15.

       3.16 Intellectual Property.

              (a)(i) The Company is the exclusive owner of or has the license or right to use, sell, license or dispose of all of the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Mask Works, Software and other proprietary rights (collectively, "Intellectual Property") that are used in connection with its business as presently conducted, free and clear of all Liens except for Liens disclosed on Schedule 3.16.

              (a)(ii) Schedule 3.16(a)(ii) sets forth all of the Intellectual Property owned by, and applications for any of the above filed by, the Company. None of the Intellectual Property listed on Schedule 3.16(a)(ii) is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

              (a)(iii) Schedule 3.16(a)(iii) sets forth all Intellectual Property licenses, sublicenses and other agreements under which the Company is either a licensor or licensee of any Intellectual Property, except such licenses, sublicenses and other agreements relating to software used solely on the computers of the

Company (such as standard office products and products not necessary in the use or operation of the Company's products or services). The Company has substantially performed all obligations imposed upon it thereunder, and the Company is not, nor to the knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the Intellectual Property licenses listed on Schedule 3.16(a)(iii) are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

              (a)(iv) To the knowledge of the Company, other than as set forth on Schedule 3.16(a)(iv), none of the Intellectual Property currently sold or licensed by the Company to any Person or used by or licensed to the Company infringes upon or otherwise violates any Intellectual Property rights of others.

              (a)(v) Except as set forth on Schedule 3.16(a)(v), no litigation is pending and no Claim has been made against the Company or, to the knowledge of the Company, is threatened, contesting the right of the Company to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company.

              (b) Except as set forth on Schedule 3.16(b), to the knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company.

              (c) No former employer of any employee of the Company, and no current or former client of any consultant of the Company, has made a claim against the Company that such employee or such consultant is utilizing proprietary information of such former employer or client.

              (d) Except as set forth on Schedule 3.16(d), the Company is not a party to or bound by any license or other agreement requiring the payment of any material royalty payment, excluding such agreements relating to software licensed for use solely on the computers of the Company.

              (e) To the knowledge of the Company, no employee of the Company is in violation in any material respect of any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company.

              (f) To the knowledge of the Company, none of the designs, plans, trade secrets, inventions, processes, procedures, research records, manufacturing know-how and formulae, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company, except as required pursuant to the filing of a patent application by the Company, or when disclosure to a Person is necessary pursuant to confidentiality agreements entered into by the Company.

       3.17 Trade Relations; Computer Systems. Except as set forth on Schedule 3.17, there exists no actual or, to the knowledge of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company, or the business of the Company, with any customer or distributor or any group of customers or distributors whose purchases are individually or in the aggregate material to the Condition of the Company, or with any material supplier of the Company, and, to the knowledge of the Company, there exists no present condition or state of fact or circumstances that would materially adversely affect the Condition of the Company or prevent the Company from conducting such business relationships or such business with any such customer, such group of customers or distributors or such material supplier in the same manner as heretofore conducted by the Company. The Company represents and warrants that its computer systems and software are able to accurately process date data, including but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations. To the extent that the Company has knowledge that any vendor to the Company or any software provided to the Company by third parties is not year 2000 compliant, the Company will take action either (i) to discontinue its relationship with such non-compliant vendor or its use of such third party software or (ii) to use its reasonable best efforts to cause such non-compliant vendor or such third party software, as the case may be, to come into compliance.

       3.18 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.

       3.19 Labor Relations. There are no strikes, work stoppages, grievance proceedings, or union organizational efforts pending or threatened between the Company and (i) any current or former employees of the Company or (ii) any union or other collective bargaining unit representing such employees which would have a material adverse effect on the Condition of the Company. The Company has complied and is in compliance in all material respects with all laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know.

       3.20 Pension and Benefit Plans. The Company has complied in all material respects with all applicable provisions of the Code, ERISA, and all other laws pertaining to employee or employment related benefits, and all premiums and assessments relating to any pension plans or other similar arrangements of the Company. The Company has no liability for any delinquent contributions within the meaning of Section 515 of ERISA or for any arrearages of wages. The Company has no pending unfair labor practice charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any law governing any pension plan of the Company. There are no unpaid fees, penalties, interest or assessments due from the Company or from any other person that are or could materially adversely affect the Condition of the Company. In all material respects, the Company has collected or withheld amounts that are required to be collected or withheld by the Company to discharge its obligations, and those amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due.

       3.21 Leases. The Company is lessee under certain leases between the Company and the lessors named therein whereby the Company leases certain real property and other assets (the "Leases"). Each such Lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all encumbrances. There have been no threatened cancellations thereof and there are no outstanding disputes thereunder which would have a material adverse effect on the Condition of the Company. The Company has in all material respects performed all obligations thereunder required to be performed by the Company to date. To the Company's knowledge, no party is in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

       3.22 Subsidiaries. None of the business or operations performed at or through the Subsidiaries have a material adverse effect on the Condition of the Company. Except as otherwise disclosed in the schedules hereto, the existing liabilities of the Subsidiaries do not have a material and adverse effect on the Condition of the Company.

       3.23 Disclosure.

              (a) Agreement and Other Documents. This Agreement and the documents and certificates furnished to each of the Purchasers by the Company, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

              (b) Material Adverse Effects. There is no fact known to the Company, which the Company has not disclosed to each of the Purchasers in writing, which materially adversely affects the Condition of the Company or the ability of the Company to perform its obligations under this Agreement, any of the other Transaction Documents or any document contemplated hereby or thereby.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

       Each Purchaser hereby severally and not jointly represents and warrants to the Company as follows:

       4.1 Existence and Power. Such Purchaser, as applicable, (a) is a partnership, trust or corporation, as the case may be, duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

       4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the purchase of the Purchased Preferred Shares, (a) have been duly authorized by all necessary action, (b) do not contravene the terms of such Purchaser's organizational documents, if applicable, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law applicable to such Purchaser.

       4.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person with respect to any Requirement of Law, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Preferred Shares) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which such Purchaser is a party or the transactions contemplated hereby and thereby.

       4.4 Binding Effect. This Agreement and each of the other Transaction Documents to which such Purchaser is a party have been duly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

       4.5 Purchase for Own Account. The Purchased Preferred Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Preferred Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Preferred Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of the Securities, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Preferred Shares and shares of Common Stock issuable upon conversion of any of its Purchased Preferred Shares to the following effect:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

       THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED FEBRUARY 20, 1997, AMONG PROXICOM, INC. (THE "COMPANY"), GENERAL ATLANTIC PARTNERS 34, L.P., GAP COINVESTMENT PARTNERS, L.P., RAUL FERNANDEZ, THE MARIO M. MORINO TRUST, AND FBR VENTURE CAPITAL MANAGERS INC.

       (COLLECTIVELY, THE "ORIGINAL STOCKHOLDERS"), AS AMENDED, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

       4.6 Restricted Securities. Such Purchaser understands that the Purchased Preferred Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein. Such Purchaser represents that it is experienced in evaluating recently organized companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment. Such Purchaser further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense).

       4.7 Accredited Investor Status. Such Purchaser (other than GAP Coinvestment) is an "accredited investor" as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act.

       4.8 Litigation. There are no Claims pending or, to the knowledge of such Purchaser, threatened, at law, in equity, in arbitration or before any Governmental Authority against such Purchaser which would, if adversely determined, have a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement or any of the other Transaction Documents. No Order has been issued by any court or other Governmental Authority against such Purchaser purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

       4.9 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by such Purchaser, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

ARTICLE 5 CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE

       The obligation of each Purchasers to purchase the Purchased Preferred Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, each of the Purchasers of the following conditions on or before the Closing Date.

       5.1 Representations and Warranties. The representations and warranties of the Company contained in Article 3 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date.

       5.2 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all agreements and conditions set forth herein and in each of the other Transaction Documents that are required to be performed or complied with by the Company on or before the Closing Date.

       5.3 Secretary's Certificate. Each of the Purchasers shall have received a certificate from the Company, in form and substance satisfactory to each of the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Certificate of Incorporation, the By-laws and resolutions of the Board of Directors of the Company approving this Agreement and each of the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (b) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

       5.4 Officer's Certificate. Each of the Purchasers shall have received a certificate from the Company, in form and substance satisfactory to each of the Purchasers, dated the Closing Date and signed by the Chief Executive Officer of the Company, certifying that (a) the representations and warranties of the Company contained in Article 3 hereof are true and correct in all material respects at and on the Closing Date and (b) the Company has performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein and in each of the other Transaction Documents that are required to be performed or complied with by the Company on or before the Closing Date.

       5.5 Documents. Each of the Purchasers shall have received true, complete and correct copies of such documents as it may reasonably request in connection with or relating to the sale of the Purchased Preferred Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to each of the Purchasers.

       5.6 Filing of Certificate of Designations. The Certificate of Designations shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware.

       5.7 Purchased Preferred Shares. The Company shall have delivered to the Purchasers certificates in definitive form representing 1,218,333 Purchased Preferred Shares, registered in the names of the Purchasers as specified in
Schedule 2.1.

       5.8 Stockholders Agreement. The Company shall have duly executed and delivered the Amendment No. 3 to Stockholders Agreement, substantially in the form attached hereto as Exhibit F.

       5.9 Registration Rights Agreement. The Company shall have duly executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit E.

       5.10 Approval of Counsel to GAP LP and GE Capital Equity. All actions and proceedings hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been acceptable to counsel to GAP LP and GE Capital Equity, in their reasonable judgment as to their form and substance.

       5.11 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons required in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and each of the Purchasers shall have been furnished with appropriate evidence thereof.

       5.12 No Material Judgment or Order. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the reasonable judgment of each of the Purchasers, would prohibit the purchase of the Purchased Preferred Shares or subject each of the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Purchased Preferred Shares were to be purchased hereunder.

       5.13 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company which would, if adversely determined, (a) have a material adverse effect on the Condition of the Company or

(b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the other Transaction Documents.

       5.14 Opinion. The Purchasers shall have received the opinion of Hogan & Hartson, counsel to the Company, substantially in the form attached hereto as Exhibit G.

ARTICLE 6 CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

       The obligation of the Company to issue and sell the Purchased Preferred Shares and to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

       6.1 Representations and Warranties. The representations and warranties of each of the respective Purchasers contained in Article 4 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date.

       6.2 Compliance with this Agreement. Each of the respective Purchasers shall have performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by such Purchasers on or before the Closing Date.

       6.3 Officers' Certificates. The Company shall have received a certificate from each of the respective Purchasers, in form and substance satisfactory to the Company, dated the Closing Date and signed by an authorized signatory of each of the respective Purchasers, certifying that (a) the representations and warranties of such Purchaser contained in Article 4 hereof are true and correct in all material respects at and on Closing Date, and such Purchaser has performed and complied in all material respects with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Purchaser on or before the Closing Date.

       6.4 Payment of Purchase Price. The Company shall have received the aggregate purchase price for the Purchased Preferred Shares from such Purchaser.

       6.5 Stockholders' Agreement. Each of the respective Purchasers shall have duly executed and delivered the Amendment No. 3 to Stockholders' Agreement, substantially in the form attached hereto as Exhibit F.

       6.6 Registration Rights Agreement. Each of the respective Purchasers shall have duly executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit E.

       6.7 Approval of Counsel to the Company. All actions and proceedings hereunder and all documents required to be delivered by each of the Purchasers hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been acceptable to Hogan & Hartson, counsel to the Company, in its reasonable judgment as to their form and substance.

       6.8 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons required in respect of all Requirements of Law and with respect to those Contractual Obligations of each of the Purchasers which are necessary in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

       6.9 No Material Judgment or Order. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the reasonable judgment of the Company, would prohibit the sale of the Purchased Preferred Shares or subject the Company to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Purchased Preferred Shares were to be sold hereunder.

       6.10 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against each of the Purchasers which would, if adversely determined, have a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement or any of the other Transaction Documents to which it is a party.

ARTICLE 7 INDEMNIFICATION

       7.1 Indemnification. Except as otherwise provided in this Article 7, the Company (the "Indemnifying Party") agrees to indemnify, defend and hold harmless each of the Purchasers and its respective Affiliates and its officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim brought by the Purchasers or another Person), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents; provided, however, that the Indemnifying Party shall not be liable under this Section 7.1 to an Indemnified Party to the extent that it is finally judicially determined that such Losses resulted or arose from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or the other Transaction Documents; and provided further, that if and to the extent that such indemnification is unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. The amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) (a) after the final resolution or disposition of the particular action, investigation, claim or other proceeding and (b) if such Indemnified Party prevails with respect thereto.

       7.2 Notification. Each Indemnified Party under this Article 7 shall, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this
Article 7, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 7 or
(b) under this Article 7 unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party or otherwise (x) after the final resolution or disposition of such action, claim or proceeding and (y) if the Indemnified Parties prevail with respect thereto. The Indemnifying Party agrees that it will not, without the prior written consent of each of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article 7 should restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

       7.3 Limitations on Indemnification. Notwithstanding anything to the contrary contained in this Article 7, the Indemnifying Party shall have no obligation to pay any amounts for indemnification pursuant to Section 7.1 to the extent that the aggregate of such amounts for indemnification do not exceed $250,000 (the "Basket Amount"), whereupon the Indemnifying Party shall be obligated to pay in full all of such amounts for indemnification, including the Basket Amount.

ARTICLE 8 AFFIRMATIVE COVENANTS

       The Company hereby covenants and agrees with the Purchasers as follows:

       8.1 Preservation of Existence. So long as each of the Purchasers and/or any Affiliate thereof owns shares of Common Stock and/or shares of Preferred Stock or other securities of the Company convertible into or exchangeable for shares of voting capital stock of the Company that represent (after giving effect to any adjustments) at least 1% of the total number of shares of Common
Stock outstanding on an as-converted basis, the Company shall:

              (a) use its reasonable best efforts to preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of formation or organization;

              (b) use its reasonable best efforts to preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, estimates, licenses and franchises necessary in the normal conduct of its business;

              (c) use its reasonable best efforts to preserve its business organization;

              (d) conduct its business in accordance with sound business practices, keep its properties in good working order and condition (normal wear and tear excepted) so that the efficiency of its business operations shall be fully maintained and preserved; and

              (e) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority and that, if not timely filed, would have a material adverse effect on the Condition of the Company.

       8.2 Financial Statements and Other Information. The Company shall deliver to each Purchaser, in form and substance satisfactory to each Purchaser:

              (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited balance sheet of the Company as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

              (b) commencing with the fiscal period ending on March 31, 1999, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited balance sheet of the Company, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP; and

              (c) as promptly as practicable, but not later than five (5) days after the end of each fiscal year of the Company, a certificate signed by the Chief Executive Officer of the Company in customary form certifying that the Company is not a "foreign person" within the meaning of Section 1445 of the Code.

       8.3 Reservation of Common Stock and Preferred Stock. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Preferred Shares, as provided in the Certificate of Incorporation and the Certificate of Designations, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. Such shares of Common Stock are duly authorized and, when issued or delivered in accordance with the Certificate of Incorporation and the Certificate of Designations and after receipt of consideration therefor, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Common Stock in accordance with the terms of the Certificate of Incorporation and the Certificate of Designations and otherwise comply with the terms hereof and thereof.

       8.4 Compliance with Laws. The Company shall comply in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over the Company or its business or property.

       8.5 Insurance. The Company shall maintain key-man insurance with respect to Fernandez in an aggregate amount of not less than $500,000.

       8.6 Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP consistently applied.

       8.7 Directors and Officers' Liability Insurance. The Company shall at all times maintain in full force and effect Directors and Officers' Liability Insurance covering the Company's officers and directors and having an annual coverage limit in an amount equal to at least the annual coverage limit in effect as of the date hereof.

ARTICLE 9 MISCELLANEOUS

       9.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is ninety (90) days after the receipt by the Purchasers of audited financial statements of the Company for the fiscal year ending December 31, 1999 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for (a) Sections 3.1, 3.2, 3.4, 3.7, 3.10, 3.16, 4.1, 4.2,
4.4, 4.6 and 4.7, which representations and warranties shall survive until the second anniversary of the Closing Date and (b) Section 3.11, which shall survive until the later to occur of (i) the lapse of the statute of limitations with respect to the assessment of any Tax to which such representation and warranty relates (including any extensions or waivers thereof) and (ii) sixty (60) days after the final administrative or judicial determination of the Taxes to which such representation and warranty relates, and no claim with respect to Section
3.11 may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom.

       9.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                            (a)    if to the Company:

                                   Proxicom, Inc.
                                   11600 Sunrise Valley Drive
                                   Reston, Virginia 20191
                                   Telecopy: (703)262-3201
                                   Attention: Christopher Capuano, Esq.,
                                              General Counsel

                                   with a copy to:

                                   Hogan & Hartson
                                   555 13th Street, N.W.
                                   Washington, D.C. 20004-1109
                                   Telecopy: (202)637-5910
                                   Attention: Jacquelyn E. Grillon, Esq.

                            (b)    if to the Purchasers:

                                   Jack Kemp
                                   Empower America

                                   1776 I Street, N.W.
                                   Suite 890
                                   Washington, DC 20006

                                   Theodore J. Leonsis
                                   America Online
                                   22000 AOL Way
                                   Dulles, VA  20166-9323

                                           with a copy to:

                                           Holland & Knight
                                           Suite 400
                                           2100 Pennsylvania, N.W.
                                           Washington, DC  20037-3202
                                           Telecopy:
                                           Attention:  T. Wayne Gray, Esq.

                                   John McKinley
                                   Merrill Lynch & Co.
                                   World Financial Center
                                   North Tower
                                   New York, NY  10281

                                   The Washington Post Company
                                   1150 15th Street, N.W.
                                   Washington, D.C.  20007
                                   Attn.:  Mr. Jay Morse

                                   GAP LP or GAP Coinvestment
                                   c/o General Atlantic Service Corporation
                                   3 Pickwick Plaza
                                   Greenwich, Connecticut  06830
                                   Telecopy:   (203) 622-8818
                                   Attention:  Mr. David C. Hodgson

                                   The Mario M. Morino Trust
                                   c/o Morino Institute
                                   1801 Robert Fulton Drive
                                   Suite 550
                                   Reston, Virginia 20191
                                   Telecopy:  (703) 620-4102
                                   Attention: Mario M. Morino, Trustee
                                           with a copy to:

                                           Comiskey & Hunt
                                           1501 Farm Credit Drive
                                           Suite 4400
                                           McLean, Virginia  22102-5000
                                           Telecopy:  (703) 790-7867
                                           Attention:  Stephen W. Comiskey, Esq.

                                   GE Capital Equity Investments, Inc.
                                   120 Long Ridge Road
                                   Stamford, Connecticut  06927
                                   Telecopy:  (203) 357-3400
                                   Attention:  Thomas A. Crowley

                                   with a copy to:

                                   GE Capital Equity Capital Group, Inc.
                                   120 Long Ridge Road
                                   Stamford, Connecticut  06927
                                   Telecopy:  (203) 357-3400
                                   Attention:  General Counsel
                                               Legal Department

       All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

       9.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, each Purchaser may assign any of its rights under any of the Transaction Documents to any of its Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the Purchasers. Except as provided in
Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

       9.4 Amendment and Waiver.

              (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or each of the Purchasers at law, in equity or otherwise.

              (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and each of the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

       9.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       9.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

       9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

       9.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

       9.9 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

       9.10 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

       9.11 Fees. The Purchasers shall bear all of its fees, disbursements and other charges of counsel incurred in connection with this Agreement and the transactions contemplated hereby.

       9.12 Publicity. Except as may be required by applicable Requirement of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict the Purchasers from disclosing information (a) that is already publicly available;
(b) to the prospective transferee in connection with any contemplated transfer of any of the Purchased Preferred Shares; and (c) to its attorneys, accountants, consultants and other advisors to the extent necessary to obtain their services in connection with the Purchasers' investment in the Company. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

       9.13 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

       9.14 Confidentiality. Each party agrees that it shall be providing certain proprietary and confidential information concerning its business to the other party; accordingly, each party agrees to hold such other party's information confidential, and such party shall not disclose such information to any other Person except for such Persons who need to know such information for purposes of evaluating the acquisition of the Purchased Preferred Shares and who agree to be bound by confidentiality obligations not less restrictive than this provision.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                                   COMPANY:

                                   PROXICOM, INC.

                                   By:/s/ Raul Fernandez
                                      ------------------------------------
                                     Name: Raul Fernandez
                                     Title: President and
                                         Chief Executive Officer

                                   PURCHASERS:

                                   /s/ Jack Kemp
                                   ---------------------------------------
                                   Jack Kemp

                                   /s/ Theodore J. Leonsis
                                   ---------------------------------------
                                   Theodore J. Leonsis

                                   /s/ John McKinley
                                   ---------------------------------------
                                   John McKinley

                                   THE WASHINGTON POST COMPANY

                                   By   [signature illegible]
                                     -------------------------------------

                                   GENERAL ATLANTIC PARTNERS 52, L.P.

                                   By:  GENERAL ATLANTIC PARTNERS, LLC,
                                        Its General Partner

                                        By:  /s/ David C. Hodgson
                                           -------------------------------
                                        Name:   David C. Hodgson
                                             -----------------------------
                                             Title:  A Managing Member

                                   GAP COINVESTMENT PARTNERS II, L.P.

                                   By:   /s/ David C. Hodgson
                                      ------------------------------------
                                   Name:    David C. Hodgson
                                        ----------------------------------
                                        Title:   A General Partner

                                   THE MARIO M. MORINO TRUST

                                   By:   /s/ Mario M. Morino
                                      ------------------------------------
                                       Name:   Mario M. Morino
                                       Title:   Trustee

                                   GE CAPITAL EQUITY INVESTMENTS, INC.

                                   By:   /s/ Roger Hurwitz
                                      ------------------------------------
                                   Name:   Roger Hurwitz
                                        ----------------------------------
                                   Title:   Vice President
                                         ---------------------------------



                                     - 34 -